Exhibit 10.1

                                SERVICE AGREEMENT

This agreement between Allstate Insurance Company, (herein referred to as "Allstate"), and Allstate Life Insurance Company of New York, (herein referred to as "New York"), shall be effective as of July 1, 1989.

WHEREAS, the parties agree that Allstate shall render services to and on behalf of New York; and

WHEREAS, New York agrees to pay Allstate for services and expenses incurred on its behalf:

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1. Allstate and New York agree that expenses incurred by Allstate on behalf of New York, and expenses and the cost of services provided to New York, will be apportioned on an equitable basis in conformity with generally accepted accounting principles. It is further agreed that the parties will operate at arm's length and that apportionment and classification of expenses incurred or for services rendered shall be in accordance with Section 1505 of the New York Insurance Law and New York Insurance Department Regulation
     33. New York agrees to maintain at its Home Office in the State of New York, and Allstate agrees to maintain at its Home Office, records sufficient to disclose clearly and accurately the nature and details of all transactions between the parties, including such accounting information as is necessary to support the apportioned expenses charged to the respective parties.

2. Allstate agrees that the services of such of its personnel, as it may designate from time to time, will be made available to New York at all reasonable times, but upon terms and conditions herein stated.

3. New York agrees to pay Allstate for direct expenses incurred on its behalf. Such direct expenses shall include, but not be limited to, the costs of goods and services purchased from outside vendors, and travel expenses.

4. New York agrees to pay Allstate for the costs of services rendered by Allstate personnel and the use of Allstate equipment. Such services shall include:

     a.   Audit services;

     b. Creation, development and distribution of national advertising programs;

     c. Recruitment, training, and contract and compensation administration for soliciting agents;

     d.   Establishment and administration of cash management systems;

     e. Services related to the purchase and maintenance of supplies, furniture, fixtures and equipment;

     f. Legal services relating to the preparation and filing of holding company statements and related filings;

     g. Investment services, including research, selection, processing and administration of investment programs relating to tax-exempt bonds, preferred stocks and common stocks.

The principal allocation basis used for compensation will be time estimates. The bases used for other expenses will include direct charge, job time, work content weights, weighted volume and proportionate distribution of related expenses. Allocation factors will be reviewed at regular intervals and adjusted where necessary.

5. a. New York and Allstate agree that, as to members of the Board of Directors of New York who are also officers or employees of Allstate and who do not receive fees from New York for services performed in their capacities as members of the Board of Directors or the Committees appointed by the Board of Directors of New York, New York shall reimburse Allstate for the costs of such travel and other expenses for attendance at meetings of its Board of Directors or Committees thereof.

     b. Notwithstanding any provision in this paragraph, the parties expressly agree that New York's operations will be directed by its own management and that all final decisions concerning the acceptance or rejection or risks and the payment or nonpayment of claims shall be made by New York.

6. Following each month-end, inter-company listings will be prepared by Allstate, showing the apportionment of services rendered and the direct expenses incurred on behalf of New York. The preparation of such shall be based on generally accepted accounting principles, records and allocation methods adopted and used by Allstate and New York.

7. Billings for inter-company expenses shall be presented after the month for which such account is rendered. Settlements are due and payable within thirty days after receipt. Settlements are due and payable within thirty days after receipt. The billings presented shall be deemed to be correct unless, prior to the date of payment, New York gives written notice of any alleged inaccuracies therein.

8. The accounting for each monthly period may reflect any necessary adjustment to correct any over or under charges in the prior monthly billings as described in Paragraph 4. No less often than annually, New York shall conduct a review of the performance obligation undertaken on its behalf by Allstate.

9. For the purposes of this agreement, each party shall be deemed to be an independent contractor, and its personnel shall not be deemed to be employees of the other. Records supporting inter-company expense charges and maintained by one party on behalf of the other shall be considered the latter's records and shall be available to the party upon request. All original documents, records and policy files relating to the operations of New York are the property of that company and will be maintained at its home office.

10. Any dispute arising between New York and Allstate relating to the subject matter of this agreement which cannot be amicably resolved by parties will be referred to an Arbitration Panel composed of three members. One of the arbitrators shall be chosen by New York, one by Allstate and the third by agreement of the two arbitrators selected by the parties. New York and Allstate agree to accept the decision of the panel of arbitrators as final binding.

11. a. This agreement shall remain in effect until terminated. It may be terminated by either party as of the first day of any calendar month by giving the other party as of the first day of any calendar month by giving the other party at least 30-days prior written notice, and in the event it is terminated, it is agreed that the Superintendent of Insurance of the State of New York shall be so informed in writing.

     b. Notwithstanding the foregoing, if Allstate should be the terminating party, New York shall have the option to continue to receive the same systems services as it was receiving immediately prior to the date of termination for a continuing period not to exceed six calendar months from the date of termination. Allstate shall provide such continued systems services on the same terms and conditions as set forth in this agreement as of the date of termination. This option shall be effective only in the event that New York gives Allstate written notice of its intent to exercise the option prior to the date of termination of this agreement.

12. a. Within 90 days of termination, each party will submit to the other a final accounting for the current calendar year reflecting any adjustments to charges made for such calendar year and correcting any over or under charges. The parties agree to pay any amount due pursuant to such final accounting not later than 30 days after that accounting is submitted.

     b. If the option referred to in Paragraph 11b above is exercised by New York, then notwithstanding the termination of the other services provided by Allstate under this agreement, Allstate will continue to bill New York for the systems services furnished pursuant to Paragraph 11b in accordance with the terms of Paragraphs 6 and 7 of this agreement, and New York agrees to pay such billings as stated herein.

13. It is understood that the parties have certain obligations under a Commitment Letter to the New York Insurance Department dated December 15, 1983, and it is agreed that no services will be provided under this Agreement in violation of the aforementioned Commitment Letter.

IN WITNESS WHEREOF the parties have caused this agreement to be executed by their duly authorized officers on the date first above written.

                                              ALLSTATE INSURANCE COMPANY
Date Executed:  2/27/90                       By: /s/ Bruce W. Clements
                                              ---------------------
                                              BRUCE W. CLEMENTS,
                                              Vice President

                                             ALLSTATE LIFE INSURANCE
                                             COMPANY OF NEW YORK

Date Executed:  2/27/90                      By: /s/ James D. Clements
                                             ---------------------
                                             JAMES D. CLEMENTS,
                                             Assistant Vice President

Exhibit 10.2

                          INVESTMENT ADVISORY AGREEMENT
                       AND AMENDMENT TO SERVICE AGREEMENT


     This Agreement (this "Agreement") is made as of the 1st day of January, 2002 ("Effective Date"), by and between Allstate Insurance Company, an Illinois insurance company ("Allstate"), Allstate Investments, LLC ("ALLSTATE INVESTMENTS") and Allstate Life Insurance Company of ALNY, a ALNY insurance company ("ALNY").

     WHEREAS, Allstate currently provides investment management services to ALNY pursuant to a Service Agreement, dated as of July 1, 1989 (the "Service Agreement");

     WHEREAS, it has been determined that such services in the future will be more appropriately provided to ALNY by a separate entity performing only investment management activities rather than by a department of Allstate, resulting in benefits to ALNY. Therefore, subject to obtaining all required regulatory approvals, effective January 1, 2002, Allstate's Investment Department will cease providing investment management services pursuant to the Service Agreement. All investment management services will instead be provided to ALNY by ALLSTATE INVESTMENTS; and

     WHEREAS, to accomplish this change, ALNY desires to amend the Service Agreement to terminate the provision of investment management services by Allstate. ALNY also desires to contract with ALLSTATE INVESTMENTS for the rendering of investment management services by ALLSTATE INVESTMENTS subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein, and intending to be legally bound hereby, Allstate, ALLSTATE INVESTMENTS and ALNY agree as follows.

ARTICLE 1
                     AMENDMENT OF EXISTING SERVICE AGREEMENT

     1.1 AMENDMENT. Allstate and ALNY hereby agree to amend the Service Agreement by deleting Section 4(g) and all references thereto such that Allstate no longer provides investment management services to ALNY.

ARTICLE 2
                          INVESTMENT ADVISORY SERVICES

     2.1 APPOINTMENT. ALNY hereby appoints ALLSTATE INVESTMENTS as the investment advisor and manager of its investment assets (the "Account") and grants ALLSTATE INVESTMENTS the power and authority to advise, manage, and direct the investment and reinvestment of the assets of the Account for the period and on the terms and conditions set forth in this Agreement, subject to the supervision of the Board of Directors of ALNY (the "Board"). Such activities shall be conducted subject to and in accordance with the investment objectives, restrictions, and strategies set forth in Exhibit A attached hereto, in investment objectives that are not inconsistent with Exhibit A that are adopted by the Board, and in accordance with such other limitations and guidelines that are not inconsistent with Exhibit A as may be established from time to time for the Account by the Board (such investment objectives, restrictions, strategies, limitations, and guidelines herein referred to collectively as the "Investment Guidelines"). ALLSTATE INVESTMENTS hereby accepts such responsibility and agrees during such period to render the services and to assume the obligations herein set forth.

     2.2 ALLSTATE INVESTMENTS AS AGENT. ALNY shall retain responsibility, authority and control with respect to the management and investment of the Account and shall supervise the activities of ALLSTATE INVESTMENTS with respect to the Account. Subject to the foregoing and to the Investment Guidelines, ALLSTATE INVESTMENTS shall, for purposes of this Agreement, be granted and exercise full investment discretion and authority in buying, selling or otherwise disposing of or managing the investment of the assets held in the Account and in the performance of the services rendered hereunder, and shall do so as ALNY's agent only. ALNY hereby authorizes ALLSTATE INVESTMENTS to exercise all such powers with respect to the assets of the Account as may be necessary or appropriate for the performance by ALLSTATE INVESTMENTS of its obligations under this Agreement, subject to the supervision of the Board and the limitations contained herein. All investments made by ALLSTATE INVESTMENTS on behalf of ALNY shall be in those classes of investments prescribed by Section 1405 of the ALNY Insurance Law or as otherwise permitted ALNY by law; provided, however, that nothing contained herein shall authorize ALLSTATE INVESTMENTS to purchase or dispose of on ALNY's behalf without ALNY's prior written approval any mortgages or any interest in real property.

     2.3 INVESTMENT ADVISORY SERVICES. In furtherance of the foregoing, and in carrying out its obligations to manage the investment and reinvestment of the assets in the Account, ALLSTATE INVESTMENTS shall, as appropriate and consistent with the Investment Guidelines:


               (a) perform research and obtain and evaluate such information relating to the economics, industries, businesses, markets and new investment structures, techniques, practices, and financial data as ALLSTATE INVESTMENTS deems appropriate in its discharge of its duties under this Agreement;

               (b) consult with and furnish to the Board recommendations with respect to overall investment strategies for the Account;

               (c) seek out and implement specific investment opportunities, consistent with such overall investment strategies approved by the Board, including making and carrying out day-to-day decisions to acquire or dispose of permissible investments, managing the investment of the assets of the Account, and providing or obtaining such services as may be necessary in managing, acquiring or disposing of investments;

               (d) regularly report to the Board with respect to the implementation of investment strategies and any other activities in connection with management of the Account's assets, including furnishing to the Board, within 15 days after the end of each quarter, a summary of investment activity during the quarter, and a schedule of investments and other assets of the Account as of the end of the quarter;

               (e) maintain all required accounts, records, memoranda, instructions or authorizations relating to the acquisition or disposition of investments for the Account;

               (f) determine the securities to be purchased or sold by the Account and place orders either directly with the issuer, with any broker-dealer or underwriter that specializes in the securities for which the order is made, or with any other broker or dealer that ALLSTATE INVESTMENTS selects; and

               (g) perform the services hereunder in a manner consistent with investment objectives and policies of ALNY as detailed in the Investment Guidelines, as amended from time to time, and in compliance with the provisions of the ALNY Insurance Law, as amended.

     2.4 ALLOCATION OF BROKERAGE. ALLSTATE INVESTMENTS is authorized in its sole discretion to select the brokers or dealers that will execute the purchases and sales of securities for the Account. In making such selection, ALLSTATE INVESTMENTS shall use its best efforts to obtain for the Account the most favorable net price and execution available taking into account all appropriate factors, including price, dealer spread or commission, if any, and size and difficulty of the transaction.

     If, in the judgment of ALLSTATE INVESTMENTS, ALNY should be benefited by supplemental investment research, ALLSTATE INVESTMENTS is authorized, but not obligated, to select brokers or dealers on the basis of research information, materials, or service furnished by them to ALLSTATE INVESTMENTS to use in supplementing ALLSTATE INVESTMENTS' own information and in making investment decisions for the Account. The expenses of ALLSTATE INVESTMENTS and the charges to ALNY may not necessarily be reduced as a result of receipt of such supplemental information. Subject to the above requirements, nothing shall prohibit ALLSTATE INVESTMENTS from selecting brokers or dealers with which it or ALNY are affiliated.


     2.5 SERVICE TO OTHER CLIENTS. ALNY acknowledges that ALLSTATE INVESTMENTS may perform services for clients other than ALNY which are similar to the services to be performed pursuant to this Agreement, and that ALLSTATE INVESTMENTS is free to do so provided that its services pursuant to this Agreement are not in any way impaired. ALNY agrees that ALLSTATE INVESTMENTS may provide investment advice to any of its other clients that may differ from advice given to ALNY, or take action with respect to assets owned by it or its other clients that may differ from the action taken with respect to the Account and/or assets held therein, so long as ALLSTATE INVESTMENTS, to the extent reasonable and practicable, allocates investment opportunities to the Account on a fair and equitable basis relative to ALLSTATE INVESTMENTS' other clients. It is understood that ALLSTATE INVESTMENTS shall have no obligation to purchase or sell, or to recommend for purchase or sale for the Account, any security, which ALLSTATE INVESTMENTS, its affiliates, employees or agents may purchase or sell for its or their own accounts or for the account of any other client, if, in the opinion of ALLSTATE INVESTMENTS, such transaction or investment appears unsuitable, impractical or undesirable for the Account. It is agreed that ALLSTATE INVESTMENTS may use any supplemental investment research obtained for the benefit of ALNY in providing investment advice to its other clients or its own accounts. Conversely, such supplemental information obtained by the placement of business for ALLSTATE INVESTMENTS or other entities advised by ALLSTATE INVESTMENTS will be considered by and may be useful to ALLSTATE INVESTMENTS in carrying out its obligations to ALNY.


     2.6 ALLOCATION OF TRADES. It is acknowledged that securities held by ALNY may also be held by separate investment accounts or other funds for which ALLSTATE INVESTMENTS may act as a manager or by ALLSTATE INVESTMENTS or its other affiliates. If purchases or sales of securities for ALNY or other entities for which ALLSTATE INVESTMENTS or its affiliates act as investment manager arise for consideration at or about the same time, ALNY agrees that ALLSTATE INVESTMENTS may make transactions in such securities, insofar as feasible, for the respective entities in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of ALLSTATE INVESTMENTS during the same period may increase the demand for securities being purchased or the supply of securities being sold, ALNY recognizes that there may be an adverse effect on price.

     It is agreed that, on occasions when ALLSTATE INVESTMENTS deems the purchase or sale of a security to be in the best interests of ALNY as well as other accounts or companies, it may, to the extent permitted by applicable laws and regulations, but will not be obligated to, aggregate the securities to be so sold or purchased for ALNY with those to be sold or purchased for other accounts or companies in order to obtain favorable execution and lower brokerage commissions. In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by ALLSTATE INVESTMENTS in the manner it considers to be most equitable and consistent with its obligations to ALNY and to such other accounts or companies. ALNY recognizes that in some cases this procedure may adversely affect the size of the position obtainable for ALNY.

     2.7 CONTRACTS; AUTHORIZED SIGNATORIES. ALLSTATE INVESTMENTS shall have the full power, right and authority, as ALNY's agent, in accordance with this Agreement and the Investment Guidelines, to negotiate, apply for, enter into, execute, deliver, amend, modify and/or terminate legal documents of every kind and nature relating to or required by the investment of the assets of the Account. All such documents may be entered into in ALNY's name or in ALLSTATE INVESTMENTS' name (as agent for ALNY), as ALLSTATE INVESTMENTS shall determine, and all such documents shall be legally binding on ALNY. Those certain employees and officers of ALLSTATE INVESTMENTS who are authorized to execute transactions and sign documentation pursuant to the Policies and Procedures and Investment guidelines adopted by the Investment Committee of ALLSTATE INVESTMENTS, as they may be amended from time to time, shall also be authorized to the same extent to execute transactions and sign documentation on behalf of ALNY and/or ALLSTATE INVESTMENTS in connection with transactions entered into on behalf of the assets of the Account pursuant to this Agreement.

     2.8 COMPLIANCE WITH LEGAL REQUIREMENTS. ALLSTATE INVESTMENTS shall make all reasonable efforts to comply with and cause to be complied with all applicable laws, rules, and regulations of the State of ALNY, and any federal, state or municipal authority governing this Agreement, the services rendered hereunder, the Account and the assets held therein. Without limiting the foregoing, ALLSTATE INVESTMENTS shall comply with all securities laws and other laws applicable to the services provided under this Agreement.


     2.9 TRANSACTION PROCEDURES. The assets of the Account are or will be held in custody in the State of ALNY by the bank custodian(s) appointed by ALNY from time to time. ALLSTATE INVESTMENTS shall not act as custodian for the assets of the Account and shall not under any circumstances have or be deemed to have ownership, custody or physical control of any of the assets of the Account. ALLSTATE INVESTMENTS may, however, issue instructions to, and communicate with, the bank custodian for the Account as may be necessary and appropriate in connection with provision of its services pursuant to this Agreement. At the option of ALLSTATE INVESTMENTS, instructions by ALLSTATE INVESTMENTS to the bank custodian may be made orally or by computer, electronic instruction systems or telecommunications terminals. ALLSTATE INVESTMENTS will confirm that the bank custodian has effected such instructions either by access to the bank's computerized identification system or by telephonic confirmation. The bank custodian will confirm with ALLSTATE INVESTMENTS receipt of trade instructions orally or by computer for the Account. ALLSTATE INVESTMENTS will instruct all brokers, dealers and counterparties executing orders on behalf of the assets of the Account to forward to ALLSTATE INVESTMENTS and ALNY copies of all confirmations. In the event ALLSTATE INVESTMENTS receives and collects monies for the account of ALNY, ALLSTATE INVESTMENTS will not commingle such monies with its own, but will deposit such monies in an appropriate ALNY account.


     2.10 STANDARD OF PERFORMANCE. ALLSTATE INVESTMENTS shall discharge its duties hereunder at all times in good faith and with that degree of prudence, diligence, care and skill which a prudent person rendering services as an institutional investment manager and adviser would exercise under similar circumstances. The provisions of this Agreement shall not be interpreted to imply any obligation on the part of ALLSTATE INVESTMENTS to observe any standard of care other than as set forth in this Section 2.10.

     2.11 RECORDKEEPING. ALLSTATE INVESTMENTS shall keep and maintain an accurate and detailed accounting of each transaction concerning the assets of the Account and of all receipts, disbursements, and other transactions relating to the purchase and sale transactions arising hereunder. All such records shall be kept in accordance with applicable laws and regulations, including, but not limited to, ALNY Insurance Department Regulation 152. ALLSTATE INVESTMENTS acknowledges that all such records shall be the property of ALNY and shall be made available, within five (5) business days of a written request, to ALNY, its accountants, auditors or other representatives of ALNY for inspection and/or copying (at ALNY's expense) during regular business hours. In addition, ALLSTATE INVESTMENTS will provide any materials, reasonably related to the investment advisory services provided hereunder, as may be reasonably requested in writing by the directors or officers of ALNY or as may be required by any governmental agency with jurisdiction thereunder.


     ALLSTATE INVESTMENTS further agrees to prepare and furnish to ALNY and to other persons designated by ALNY, at such regular intervals and other times as may be specified by ALNY from time to time (a) such balance sheets, income and expense statements and other financial statements and reports, and (b) such other statements, reports and information, in each case regarding the assets of the Account as ALNY shall from time to time reasonably direct.

     In the event of termination for any reason, all such records shall be returned promptly to ALNY, free from any claim or retention of rights by ALLSTATE INVESTMENTS.

     2.12 LIABILITY OF ALLSTATE INVESTMENTS. In the absence of ALLSTATE INVESTMENTS' willful or negligent misconduct (or the willful or negligent misconduct of its officers, directors, agents, employees, controlling persons, shareholders, and any other person or entity affiliated with ALLSTATE INVESTMENTS or retained by it to perform or assist in the performance of its obligations under this Agreement), neither ALLSTATE INVESTMENTS nor any of its officers, directors, employees or agents shall be subject to liability to ALNY for any act or omission in the course of, or connected with, rendering services hereunder.



     2.13 INDEPENDENT CONTRACTOR. ALLSTATE INVESTMENTS shall for all purposes be deemed to be an independent contractor. ALLSTATE INVESTMENTS shall have no power or authority to bind ALNY or to assume or create an obligation or responsibility, express or implied, on behalf of ALNY, nor shall it represent to anyone that it has such power or authority, except as expressly provided in this Agreement. Nothing in this Agreement shall be deemed to create a partnership between or among the parties, whether for purposes of taxation or otherwise.

     2.14 STATUS OF FACILITIES. No facility of ALLSTATE INVESTMENTS used in performing services for ALNY shall be deemed to be transferred, assigned, conveyed, or leased by performance or use pursuant to this Agreement.

     2.15 FEES. ALNY agrees to reimburse ALLSTATE INVESTMENTS for services provided by ALLSTATE INVESTMENTS to ALNY pursuant to this Agreement. The charge to ALNY for such services shall be at cost. Cost shall mean ALLSTATE INVESTMENTS' actual costs and expenses fairly attributable to this Agreement. Subject to New York Insurance Department Regulation 33, the bases for determining such charges to ALNY shall be those used by ALLSTATE INVESTMENTS for internal cost distribution including, where appropriate, time records prepared at least annually for this purpose.

     Cost analyses will be made at least annually by ALLSTATE INVESTMENTS to determine, as closely as possible, the actual cost of services rendered to ALNY hereunder. ALLSTATE INVESTMENTS shall forward to ALNY the information developed by these analyses, and such information shall be used to develop bases for distribution of expenses, which more currently reflect the actual incidence of costs incurred by ALLSTATE INVESTMENTS on behalf of ALNY.

     The fees provided for in this Section 2.15 are exclusive of any fees charged or to be charged by any custodian under a separate custody agreement. ALNY agrees that ALLSTATE INVESTMENTS may direct custodians of the Account to make direct payment of fees due hereunder.

     2.16 PAYMENT. Within thirty (30) days after the end of each month, ALLSTATE INVESTMENTS shall submit to ALNY, via an intercompany settlement process, a statement of the amount owed by ALNY for services pursuant to this Agreement in that month, and, unless such amount is disputed by ALNY, ALNY shall pay to ALLSTATE INVESTMENTS within thirty (30) days following receipt of such statement the amount set forth in the statement.


     If ALNY objects to any determination of the amount owed by ALNY, it shall so advise ALLSTATE INVESTMENTS within thirty (30) days of receipt of notice of said determination. Unless the parties can reconcile any such objection, they shall agree to the selection of a firm of independent certified public accountants, which shall determine the charges properly allocable to ALNY and shall, within a reasonable time, submit such determination together with the basis therefor, in writing to ALLSTATE INVESTMENTS and ALNY, whereupon such determination shall be binding. The expenses of such a determination by a firm of independent certified public accountants shall be borne equally by ALLSTATE INVESTMENTS and ALNY.

     2.17 CONTACT PERSON(S). ALNY and ALLSTATE INVESTMENTS each shall appoint one or more individuals who shall serve as contact person(s) for the purpose of carrying out this Agreement. Such contact person(s) shall be authorized to act on behalf of their respective parties as to the matters pertaining to this Agreement. Effective upon execution of this Agreement, the initial contact person(s) shall be those set forth in Appendix A. Each party shall notify the other, in writing, as to the name, address, and telephone number of any replacement for any such designated contact person.

     2.18 TERMINATION. This Agreement shall remain in effect until terminated by either ALLSTATE INVESTMENTS or ALNY upon giving thirty (30) days or more advance written notice. Upon termination, ALLSTATE INVESTMENTS shall promptly deliver to ALNY all books and records that are, or are deemed by this Agreement to be, the property of ALNY.

     2.19. SETTLEMENT ON TERMINATION. No later than thirty (30) days after the effective date of termination of this Agreement, ALLSTATE INVESTMENTS shall deliver to ALNY a detailed written statement for all fees due and not included in any previous statement to the effective date of termination. The amount owed shall be due and payable within thirty (30) days of receipt of such statement.

     2.20 CONFIDENTIALITY. ALNY agrees to give ALLSTATE INVESTMENTS any information in its possession, which ALNY deems relevant to the suitability of the investment strategy implemented by ALLSTATE INVESTMENTS, including information on ALNY's liabilities, whether this information becomes known before or after the adoption of the strategy. ALLSTATE INVESTMENTS shall keep any information it obtains about ALNY's business or investment objectives and results in confidence

ARTICLE 3
                                  MISCELLANEOUS

     3.1 ASSIGNMENT. This Agreement and any rights pursuant hereto shall not be assignable by either party hereto without the prior written consent of the other party, except as set forth herein or by operation of law. Except as and to the extent specifically provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations, or liabilities, or to relieve any person other than the parties hereto, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable. The representations, warranties, covenants, and agreements contained in this Agreement shall be binding upon, extend to and inure to the benefit of the parties hereto, their, and each of their, successors and assigns, respectively.

     3.2 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in that State without regard to principles of conflict of laws.

     3.3 ARBITRATION. An unresolved dispute or difference between the parties arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the Expedited Procedures thereof. The award rendered by the arbitrator shall be final and binding upon the parties, and judgment upon the award may be entered in any court having jurisdiction thereof. The arbitration shall take place in New York, New York.


     3.4 NOTICE. All notices, statements, or requests provided for hereunder shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, as first class certified or registered mail, postage prepaid, overnight courier service, telex or telecopier, addressed

                  (a)      If to ALLSTATE INVESTMENTS, to:

                                    Allstate Investments, LLC
                                    3075 Sanders Road
                                    Northbrook, IL 60062-7127
                                    Attention: Investment Law (suite G5A)
                                    Phone: (847) 402-6146
                                    Facsimile: (847) 402-6649

                  with concurrent copy to:

                                    Allstate Investments, LLC
                                    3075 Sanders Road
                                    Northbrook, IL 60062-7127
                                    Attention: Investment Department (Suite G3A)
                                    Phone: (847) 402-7633
                                    Facsimile: (847) 402-3902

                  (b)      If to ALNY, to:

                                    Allstate Life Insurance Company of New York
                                    One Allstate Drive
                                    Farmingville, NY 11738
                                    Attention: James Brazda
                                    Phone: (847) 402-5686
                                    Facsimile: (847) 326-5070

or to such other persons or places as each party may from time to time designate by written notice sent as aforesaid.

     3.5 ENTIRE AGREEMENT. This Agreement, together with the Service Agreement, as amended herein, and together with such amendments to this Agreement as may from time to time be executed in writing by the parties, constitutes the entire agreement and understanding between the parties in respect of the transactions contemplated hereby.


     3.6 SECTION HEADINGS. Section headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     3.7 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duly authorized to do so, as of the date and year first above written.

                           ALLSTATE INSURANCE COMPANY



                                            By:  __________________________

                                            Name:
                                            Title:

                            ALLSTATE INVESTMENTS, LLC



                                            By:  __________________________

                                            Name:
                                            Title:



                                            ALLSTATE LIFE INSURANCE COMPANY OF
                                            NEW YORK



                                            By:  ___________________________

                                            Name:
                                            Title:

                                    EXHIBIT A

                 INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS


ALLSTATE INVESTMENTS will have full discretion to invest and reinvest the funds made available to it for that purpose by ALNY as follows:

Investment Objectives


ALNY's investment objective is to obtain as high a level of current interest income as is consistent, in the view of ALLSTATE INVESTMENTS, with preservation of investment capital. There are market risks inherent in all investments in securities, and there can be no assurance that ALLSTATE INVESTMENTS will achieve this objective. The primary objective of preserving capital will preclude realization of the highest available income yields.

Investment Policies


ALLSTATE INVESTMENTS will seek to achieve the above-stated objective by investing in a diversified portfolio of securities. In selecting securities for this portfolio, ALLSTATE INVESTMENTS will seek the highest available yields consistent with the rating standards and other policies stated herein. Portfolio securities will be selected pursuant to the following fundamental investment policies:

1. CASH BALANCES. Cash balances occurring pending permanent investment will be invested in high grade, corporate commercial paper. The corporate paper must have the highest rating by one or more of the nationally recognized rating organizations. Other acceptable short-term investments include U.S. Treasury bills and notes, certificates of deposit, time deposits, bankers acceptances and money market funds.

2. CORPORATE BONDS. The purchases of corporate bonds will include bonds, notes, debentures and other evidences of indebtedness issued, assumed or guaranteed by a corporation incorporated under the laws of the United States of America, of any state, district or territorial possession thereof or of the Dominion of Canada or any province thereof; provided that the bonds are rated class 1 or 2 by the Securities Valuation Office ("SVO") of the National Association of Insurance Commissioners ("NAIC").

3. GOVERNMENT OBLIGATIONS. The purchase of government obligations will include bonds, notes, bills and other evidences of indebtedness issued, assumed or guaranteed by the U.S. Government, its agencies or instrumentalities or of any state or municipality thereof or of the Dominion of Canada or any province thereof; provided the bonds are rated class 1 or 2 by the SVO of the NAIC.

4. MORTGAGE-BACKED SECURITIES. The purchase of mortgage-backed securities will include obligations issued by:

         A.       The Government National Mortgage Association (GNMA)
         B.       The Federal National Mortgage Association (FNMA)
         C.       The Federal Home Loan Mortgage Corporation (FHLMC)
         D. FHA and VA insured or guaranteed loans, or any other government guaranteed loans.

5. EQUITY SECURITIES. Equity securities are defined to include preferred stocks, mutual funds shares or common stocks which are traded on a national stock exchange, provided that the preferred stocks are rated class 1 or 2 by the SVO of the NAIC.

Investment Restrictions

In the course of its investment management activity for ALNY, ALLSTATE INVESTMENTS MAY NOT engage in or execute transactions in any of the following:

     1.   Borrow money for any purpose on behalf of ALNY.

     2.   Pledge, mortgage or hypothecate the assets of ALNY.

     3. Purchase the securities of any non-government issuer if, as a result, more than 10% of the total assets of the portfolio would be invested in the securities of the issuer.

     4. Invest more than 25% of the portfolio, measured at the time of investment, in a single industry. For the purpose of this restriction, mortgage-backed securities do not constitute an industry.

     5.   Enter into any investment which would violate the ALNY Insurance Law.

     6. Purchase or sell investments, other than portfolio investments listed in policies 1 through 5 under Investment Policies above, without the prior written approval of ALNY.

                                   Appendix A


CONTACT PERSON(S) FOR ALLSTATE INVESTMENTS:



                                    Allstate Investments, LLC
                                    3075 Sanders Road
                                    Northbrook, IL 60062-7127
                                    Attention: Investment Law (suite G5A)
                                    Phone: (847) 402-6146
                                    Facsimile: (847) 402-6649



                  with concurrent copy to:

                                    Allstate Investments, LLC
                                    3075 Sanders Road
                                    Northbrook, IL 60062-7127
                                    Attention: Investment Department (Suite G3A)
                                    Phone: (847) 402-7633
                                    Facsimile: (847) 402-3902



CONTACT PERSON(S) FOR ALNY:

                                    Allstate Life Insurance Company of New York
                                    One Allstate Drive
                                    Farmingville, NY 11738
                                    Attention: James Brazda
                                    Phone: (847) 402-5686
                                    Facsimile: (847) 326-5070